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                                                                      EXHIBIT 12

                     INTER(BULLET)ACT SYSTEMS, INCORPORATED

                     COMPUTATION OF DEFICIENCY OF EARNINGS
                        AVAILABLE TO COVER FIXED CHARGES
                               (AMOUNTS IN 000S)

                                         FOR THE PERIOD FROM                          NINE MONTHS ENDED      FOR THE PERIOD FROM
                                          FEBRUARY 25, 1993          YEAR ENDED        JULY                   FEBRUARY 25, 1993
                                        (DATE OF INCEPTION) TO     SEPTEMBER 30,        1,      JUNE 29,    (DATE OF INCEPTION) TO
                                          SEPTEMBER 30, 1993       1994      1995      1995       1996          JUNE 29, 1996
Loss from operations.................           $1,295            $2,267    $4,427    $3,015     $5,638            $ 13,627
Interest expense.....................               --                87       188       120        111                 386
Deficiency of earnings available to
  cover fixed charges................           $1,295            $2,354    $4,615    $3,135     $5,749            $ 14,013

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